Exhibit 99.1

CorEnergy Announces First Quarter 2023 Results
KANSAS CITY, MO - May 11, 2023 - CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") today announced financial results for the first quarter, ended March 31, 2023.
First Quarter 2023 and Recent Highlights
•Reported Total Revenue of $29.3 million for the three months ended March 31, 2023.
•Generated Net Loss of $3.2 million and Adjusted EBITDA (a non-GAAP financial measure) of $7.4 million.
•Transported an average of 150,738 barrels per day, versus 164,763 barrels per day the previous quarter.
•In response to lower volumes and higher operating costs from regulatory actions, the Company undertook restructuring activities, resulting in a first-quarter charge of $1.7 million, which is expected to partially mitigate increases in operating costs in California.
•Filed the following proposed cost-of-service based tariff increases:
◦In February 2023, a 36% tariff increase on Crimson's SPB system and began collection of a 10% increase in March 2023.
◦In March 2023, a 107% increase on Crimson’s KLM system, in addition to the 10% tariff increase filed Q3 2022 that is currently being collected.
•Maintained the suspension of dividends on CorEnergy's 7.375% Series A Cumulative Redeemable Preferred Stock and the Company’s Common Stock.
•Amended the Company's credit facility, extending maturity to May 2024, and deferred the step down in certain covenant ratios from Q1 2023 to Q3 2023, providing additional time to manage near-term debt maturities and pursue asset monetization and leverage cost reduction initiatives as previously announced, inclusive of the proposed sale of CorEnergy's MoGas and Omega systems.
•Subsequent to quarter end, the Company completed the sale of PLA inventory, generating approximately $6.3 million in additional cash proceeds.
Management Commentary
“We made significant progress in our turnaround plans during the first quarter, including the completion of an announced corporate restructuring that we believe will reduce operating costs by approximately $2.5 million per year, the filing and initial collection of appropriate cost-of-service tariff increases on our California systems, revisions to extend the maturity and improve the terms of our credit facility, and the initiation of an asset divestiture program to reduce leverage," said Dave Schulte, Chairman and Chief Executive Officer.

“We believe that the combination of our new proposed tariff rates and reduced leverage will enable us to return to profitability on our pipeline operations and facilitate the opportunities we are pursuing in carbon capture and

Exhibit 99.1
sequestration in California, where our Crimson systems and rights-of-way represent a critical linkage that we believe would be difficult, or even impossible, to replicate today.”
First Quarter Performance Summary
First quarter financial highlights are as follows:

	For the Three Months Ended
	March 31, 2023
		Per Share
	Total	Basic	Diluted
Net Loss	$(3,200,333)	$(0.40)	$(0.41)
Net Cash Used in Operating Activities	$(3,107,631)
Adjusted Net Loss[1]	$(1,022,051)
Cash Available for Distribution (CAD)[1]	$(6,194,046)
Adjusted EBITDA[2]	$7,399,248

Dividends Declared to Common Stockholders		$—
1 Non-GAAP financial measure.    Adjusted Net Loss excludes special items of $496 thousand and $1.7 million, which are transaction costs and restructuring costs, respectively; however, CAD has not been so adjusted. Reconciliations of Adjusted Net Loss and CAD, as presented, to Net Loss and Net Cash Used in Operating Activities are included at the end of this press release. See Note 1 below for additional information. Cash available for distribution represents cash available to common stockholders after the effect of the preferred dividend requirement.
2 Non-GAAP financial measure.    Adjusted EBITDA excludes special items of $496 thousand and $1.7 million, which are transaction costs and restructuring costs, respectively. Reconciliation of Adjusted EBITDA, as presented, to Net Loss is included at the end of this press release. See Note 2 below for additional information.
Crimson Rate Increases
During the third quarter of 2022, Crimson filed for a tariff increase of 35% on its Southern California pipeline system and 10% on its KLM pipeline. Both of the third quarter tariff filings were protested by shippers and are proceeding through the CPUC approval process, with resolution expected in 2024. The Company commenced collecting a 10% tariff increase on both systems 30 days after the respective third quarter filings, subject to refund, as allowed by the CPUC rules.
During the first quarter of 2023, Crimson filed for a 36% rate increase on its SPB pipeline and 107% increase on its KLM pipeline, additive to the 10% increase filed in 2022, based on the regulated cost-of-service tariff structure. Both tariff filings were protested by shippers and will proceed through the CPUC approval process. The Company commenced collecting a 10% tariff increase on the SPB system in March 2023.

The Company plans to file and begin collecting an additional 10% increase on its Southern California, KLM and SPB systems on the anniversary dates of their initial filings until the matters are resolved. CorEnergy believes Crimson's cost-of-service justifies all requested increases.
Business Development Activities

CorEnergy continues to seek opportunities for negotiated transactions; however, the Company's priorities in the more immediate term during 2023 are preserving liquidity in light of declining volumes and increased costs in its

Exhibit 99.1
California systems, as well as near-term debt maturities, which may include continued suspension of dividends, monetizing assets and reducing total leverage.
2023 Outlook
CorEnergy reaffirmed its previously provided outlook for 2023, calling for:
•Adjusted EBITDA of $33.0 to $35.0 million, inclusive of maintenance expense of $9.0 to $10.0 million, reflecting reduced volumes and delays in tariff processes (see Note 2 for additional details);

•Capital expenditures in the range of $10.0 to $11.0 million, incurred at periodic times throughout the year based on project timing.
•An expectation that the Company’s Class B Common Stock will mandatorily convert to Common Stock at a ratio of 0.68:1, as opposed to 1:1, during Q1 2024.
Dividend and Distribution Declarations
CorEnergy's Board of Directors maintained the suspension of dividend payments on its 7.375% Series A Cumulative Redeemable Preferred Stock and the Company’s Common Stock due to lower operating outlook. The Company's Board will continue to evaluate dividends on a quarterly basis.
CorEnergy’s 7.375% Series A Cumulative Redeemable Preferred Stock will accrue dividends during any period in which dividends are not paid. Any accrued Series A Cumulative Redeemable Preferred dividends must be paid prior to the Company resuming common dividend payments.
Based on the suspension of dividend payments to CorEnergy’s public equity holders, the Crimson Class A-1, Class A-2, and Class A-3 Units and CorEnergy’s Class B Common Stock will not receive dividends. The Crimson Class A-1 Units will accumulate a preferred distribution based on the CorEnergy Series A Cumulative Redeemable Preferred Shares, which would be paid prior to the Company resuming common dividend payments.
The unpaid and accumulated preferred dividend amounts are included in the financial statements and notes.
First Quarter Results Call
CorEnergy will host a conference call on Thursday, May 11, 2023 at 10:00 a.m. Central Time to discuss its financial results. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. To join the call, dial +1-973-528-0011 and provide access code 482386 at least five minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.
A replay of the call will be available until 10:00 a.m. Central Time on June 10, 2023, by dialing +1-919-882-2331. The Conference ID is 48258. A webcast replay of the conference call will also be available on the Company’s website, corenergy.reit.

Exhibit 99.1
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) is a real estate investment trust that owns and operates or leases regulated natural gas transmission and distribution lines and crude oil gathering, storage and transmission pipelines and associated rights-of-way. For more information, please visit corenergy.reit.
Forward-Looking Statements
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained in this press release may include "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as those pertaining to our guidance, pursuit of growth opportunities, anticipated transportation volumes, expected rate increases, planned capital expenditures, planned dividend payment levels, planned cost reductions, potential asset sales, expected ESG program updates and developments, capital resources and liquidity, and our planned acts relating thereto, and results of operations and financial condition. You can identify forward-looking statements by use of words such as "will," "may," "should," "could," "believes," "expects," "anticipates," "estimates," "intends," "projects," "goals," "objectives," "targets," "predicts," "plans," "seeks," or similar expressions or other comparable terms or discussions of strategy, plans or intentions. Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, among others, changes in economic and business conditions; a decline in oil production levels; competitive and regulatory pressures; failure to realize the anticipated benefits of requested tariff increases; risks related to the uncertainty of the projected financial information with respect to Crimson; compliance with environmental, safety and other laws; our continued ability to access debt and equity markets and comply with existing debt covenants; risks associated with climate change; risks associated with changes in tax laws and our ability to continue to qualify as a REIT; and other factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any dividends paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants and other applicable requirements.

1 Management uses Adjusted Net Loss as a measure of profitability and CAD as a measure of long-term sustainable performance. Adjusted Net Loss and CAD are non-GAAP measures. Adjusted Net Loss represents net loss adjusted for transaction costs, restructuring costs, less gain on sale of equipment. CAD represents Adjusted Net Loss adjusted for depreciation and amortization, amortization of debt issuance costs, stock-based compensation, and deferred tax expense (benefit) less transaction costs, restructuring costs, maintenance capital expenditures, preferred dividend requirements, and mandatory debt amortization.

Exhibit 99.1
2 Management uses Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA represents net loss adjusted for items such as transaction costs, restructuring costs, depreciation and amortization, stock-based compensation, income tax expense (benefit), net, interest expense less gain on the sale of equipment. Future period non-GAAP guidance includes adjustments for special items not indicative of our core operations, which may include, without limitation, items included in the additional financial information attached to this press release. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this future period non-GAAP guidance to the most comparable GAAP measures. Accordingly, we are not providing such comparable GAAP measures or reconciliations in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense.
Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Matt Kreps or Jeff Teeven
877-699-CORR (2677)
info@corenergy.reit
Source: CorEnergy Infrastructure Trust, Inc.

CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
Assets	(Unaudited)
Property and equipment, net of accumulated depreciation of $26,828,668 and $52,908,191, respectively (Crimson VIE: $339,362,408, and $340,205,058, respectively)	$339,386,557	$440,148,967
Leased property, net of accumulated depreciation of $0 and $299,463, respectively	—	1,226,565
Financing notes and related accrued interest receivable, net of reserve of $50,000 and $600,000, respectively	760,002	858,079
Cash and cash equivalents (Crimson VIE: $1,357,594 and $1,874,319, respectively)	8,500,377	17,830,482
Accounts and other receivables (Crimson VIE: $8,378,442 and $10,343,769, respectively)	8,381,158	14,164,525
Due from affiliated companies (Crimson VIE: $85,259 and $167,743, respectively)	85,259	167,743
Deferred costs, net of accumulated amortization of $827,763 and $726,619, respectively	385,779	415,727
Inventory (Crimson VIE: $8,734,990 and $5,804,776, respectively)	8,734,990	5,950,051
Prepaid expenses and other assets (Crimson VIE: $2,817,082 and $3,414,372, respectively)	6,303,301	9,478,146
Operating right-of-use assets (Crimson VIE: $4,147,085 and $4,452,210, respectively)	4,281,136	4,722,361
Deferred tax asset, net (Crimson VIE: $119,960 and $0, respectively)	119,960	—
Assets held for sale	107,716,203	—
Total Assets	$484,654,722	$494,962,646
Liabilities and Equity
Secured credit facilities, net of deferred financing costs of $513,123 and $665,547, respectively	$101,486,877	$100,334,453
Unsecured convertible senior notes, net of discount and debt issuance costs of $1,562,045 and $1,726,470, respectively	116,487,955	116,323,530
Accounts payable and other accrued liabilities (Crimson VIE: $12,448,678 and $16,889,980, respectively)	17,125,948	26,316,216
Income tax payable (Crimson VIE: $85,437 and $85,437, respectively)	184,641	174,849
Due to affiliated companies (Crimson VIE: $175,025 and $209,750, respectively)	175,025	209,750
Operating lease liability (Crimson VIE: $3,830,463 and $4,454,196, respectively)	3,964,513	4,696,410
Deferred tax liability, net	—	1,292,300
Unearned revenue (Crimson VIE: $689,085 and $203,725, respectively)	689,085	5,948,621
Liabilities held for sale	8,192,552	—
Total Liabilities	$248,306,596	$255,296,129
Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $131,913,805 liquidation preference at March 31, 2023 and 129,525,675 liquidation preference at December 31, 2022 ($2,500 per share, $0.001 par value); 69,367,000 authorized; 51,810 issued and outstanding at March 31, 2023 and December 31, 2022	$129,525,675	$129,525,675
Common stock, non-convertible, $0.001 par value; 15,350,883 and 15,253,958 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively (100,000,000 shares authorized)	15,351	15,254
Class B Common Stock, $0.001 par value; 683,761 shares issued and outstanding at March 31, 2023 and December 31, 2022 (11,896,100 shares authorized)	684	684
Additional paid-in capital	326,948,418	327,016,573
Retained deficit	(337,844,642)	(333,785,097)
Total CorEnergy Equity	118,645,486	122,773,089
Non-controlling interest	117,702,640	116,893,428
Total Equity	236,348,126	239,666,517
Total Liabilities and Equity	$484,654,722	$494,962,646

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended
	March 31, 2023	March 31, 2022
Revenue
Transportation and distribution	$29,343,386	$29,761,354
Pipeline loss allowance subsequent sales	—	2,731,763
Lease and other revenue	(1,214)	379,234
Total Revenue	29,342,172	32,872,351
Expenses
Transportation and distribution	17,481,063	13,945,843
Pipeline loss allowance subsequent sales cost of revenue	—	2,192,649
General and administrative	6,771,582	5,142,865
Depreciation and amortization	4,031,627	3,976,667
Total Expenses	28,284,272	25,258,024
Operating Income	$1,057,900	$7,614,327
Other Income (expense)
Other income	$141,813	$120,542
Interest expense	(4,404,565)	(3,146,855)
Total Other Expense	(4,262,752)	(3,026,313)
Income (Loss) before income taxes	(3,204,852)	4,588,014
Taxes
Current tax expense	7,076	151,044
Deferred tax expense (benefit)	(11,595)	72,213
Income tax expense (benefit), net	(4,519)	223,257
Net Income (Loss)	(3,200,333)	4,364,757
Less: Net income attributable to non-controlling interest	809,212	809,212
Net Income (Loss) attributable to CorEnergy Infrastructure Trust, Inc.	$(4,009,545)	$3,555,545
Preferred dividend requirements	2,388,130	2,388,130
Net Income (Loss) attributable to Common Stockholders	$(6,397,675)	$1,167,415

Common Stock
Basic weighted average shares outstanding	15,272,267	14,917,165
Basic net income (loss) per share	$(0.40)	$0.08

Diluted weighted average shares outstanding	15,737,224	15,382,122
Diluted net income (loss) per share	$(0.41)	$0.08

Class B Common Stock
Basic and diluted weighted average shares outstanding	683,761	683,761
Basic and diluted net income (loss) per share	$(0.40)	$0.03

Dividends declared per common share	$—	$0.050

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Three Months Ended
	March 31, 2023	March 31, 2022
Operating Activities
Net income (loss)	$(3,200,333)	$4,364,757
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax, net	(11,595)	72,213
Depreciation and amortization	4,031,627	3,976,667
Amortization of debt issuance costs	417,993	412,260
Gain on sale of equipment	(1,074)	—
Stock-based compensation	(10,374)	—
Changes in assets and liabilities:
Accounts and other receivables	2,488,218	1,020,985
Inventory	(2,930,215)	(14,712)
Prepaid expenses and other assets	2,275,824	1,255,475
Due from affiliated companies, net	47,759	282,032
Accounts payable and other accrued liabilities	(6,414,000)	(4,274,956)
Income tax payable	9,792	141,226
Unearned revenue	513,243	46,019
Other changes, net	(324,496)	(312,060)
Net cash provided by (used in) operating activities	$(3,107,631)	$6,969,906
Investing Activities
Purchases of property and equipment	(4,102,119)	(1,191,364)
Proceeds from reimbursable projects	742,537	1,478,042
Other changes, net	(130,439)	42,666
Net cash provided by (used in) investing activities	$(3,490,021)	$329,344
Financing Activities
Dividends paid on Series A preferred stock	—	(2,388,130)
Dividends paid on Common Stock	—	(744,659)
Reinvestment of Dividends Paid to Common Stockholders	—	207,053
Distributions to non-controlling interest	—	(809,212)
Advances on the Crimson Revolver	4,000,000	2,000,000
Payments on the Crimson Revolver	(1,000,000)	(3,000,000)
Principal payments on the Crimson Term Loan	(2,000,000)	(2,000,000)
Dividends paid on Vested RSUs	(6,332)	—
Payments on financing arrangement	(881,499)	(862,754)
Net cash provided by (used in) financing activities	$112,169	$(7,597,702)
Net change in Cash and Cash Equivalents	(6,485,483)	(298,452)
Cash and Cash Equivalents at beginning of period	17,830,482	11,540,576
Cash and Cash Equivalents at end of period	$11,344,999	$11,242,124

Supplemental Disclosure of Cash Flow Information
Interest paid	$5,467,817	$4,500,333
Income taxes paid (net of refunds)	—	(716)

Non-Cash Investing Activities
Purchases of property, plant and equipment in accounts payable and other accrued liabilities	$1,174,225	$1,178,271

Non-Cash Financing Activities
Change in accounts payable and accrued expenses related to debt financing costs	$71,196	$—
Assets acquired under financing arrangement	—	647,130

Non-GAAP Financial Measurements (Unaudited)

The following table presents a reconciliation of Net Loss, as reported in the Consolidated Statements of Operations, to Adjusted Net Loss and CAD:

	For the Three Months Ended
	March 31, 2023	December 31, 2022
Net Loss	$(3,200,333)	$(552,849)
Add:
Transaction costs	495,579	495,892
Restructuring costs	1,683,777	—
Less:
Gain on the sale of equipment	1,074	—
Adjusted Net Loss, excluding special items	$(1,022,051)	$(56,957)
Add:
Depreciation and amortization	4,031,627	4,078,545
Amortization of debt issuance costs	417,993	412,064
Stock-based compensation	(10,374)	227,734
Deferred tax expense (benefit)	(11,595)	1,403,981
Less:
Transaction costs	495,579	495,892
Restructuring costs	1,683,777	—
Maintenance capital expenditures	2,222,948	3,184,699
Preferred dividend requirements - Series A	2,388,130	2,388,130
Preferred dividend requirements - Non-controlling interest	809,212	809,212
Mandatory debt amortization	2,000,000	2,000,000
Cash Available for Distribution (CAD)	$(6,194,046)	$(2,812,566)

The following table reconciles net cash provided by (used in) operating activities, as reported in the Consolidated Statements of Cash Flows to CAD:

	For the Three Months Ended
	March 31, 2023	December 31, 2022
Net cash provided by (used in) operating activities	$(3,107,631)	$2,881,450
Changes in working capital	4,333,875	2,688,025
Maintenance capital expenditures	(2,222,948)	(3,184,699)
Preferred dividend requirements	(2,388,130)	(2,388,130)
Preferred dividend requirements - non-controlling interest	(809,212)	(809,212)
Mandatory debt amortization included in financing activities	(2,000,000)	(2,000,000)
Cash Available for Distribution (CAD)	$(6,194,046)	$(2,812,566)

Other Special Items:
Transaction costs	$495,579	$495,892
Restructuring costs	1,683,777	—

Other Cash Flow Information:
Net cash used in investing activities	$(3,490,021)	$(5,950,207)
Net cash provided by financing activities	112,169	250,598

The following table presents a reconciliation of Net Loss, as reported in the Consolidated Statements of Operations, to Adjusted EBITDA:

	For the Three Months Ended
	March 31, 2023	December 31, 2022
Net Loss	$(3,200,333)	$(552,849)
Add:
Transaction costs	495,579	495,892
Restructuring costs	1,683,777	—
Depreciation and amortization	4,031,627	4,078,545
Stock-based compensation	(10,374)	227,734
Income tax expense (benefit), net	(4,519)	1,234,200
Interest expense, net	4,404,565	3,955,470
Less:
Gain on the sale of equipment	1,074	—
Adjusted EBITDA	$7,399,248	$9,438,992